EXHIBIT 10.1

AMENDMENT AGREEMENT TO THE WARRANTS AND NOTES

This Amendment Agreement to (i) the warrants (the “Warrant”) to purchase shares of common stock, par value, $0.001 per share ("Common Stock") of Tengion, Inc.,  a Delaware corporation (the “Company)  issued to [                          ] (the “Investor”) on October 2, 2012 and (ii) the Senior Secured Convertible Note (the “Note”)  issued to the Investor on October 2, 2012 in connection with a financing completed by the Company on October 2, 2012 (the “2012 Financing”), is entered into this 14th day of February, 2013, by and between the Company and the Investor. Terms not defined herein shall have the applicable meanings provided for such terms in the Warrant and Note.

RECITALS

A.           The Company, the Investor and certain other parties entered into that certain Securities Purchase Agreement, dated as of October 2, 2012 (the "Purchase Agreement"), pursuant to which the Company issued and the Investor purchased the Note and Warrant.

B.           The Company, the Investor and certain other parties entered into that certain Facility Agreement, dated as of October 2, 2012 (as amended by the Consent and Amendment and Second Consent and Amendment entered into by the Company and the Investors dated December 31, 2012 and January 30, 2013, respectively, the "Facility Agreement"), which agreement governs the terms and conditions under which the Note was issued by the Company, including (i) certain events of default and monetary penalties upon the occurrence of certain events, including a Registration Failure (as defined in the Note), (ii) a limitation on payment of interest on the Note in Common Stock if such issuance were to result in an Investor holding more than 9.985% of the total number outstanding shares of the Company (the “9.985% Limitation”), (iii) a consent right of the Investor in order for the Company to incur additional Indebtedness and permit Liens and (iv) the consequence of the occurrence of a Major Transaction.

C.           The Company, the Investor and certain other parties entered into that certain Registration Rights Agreement, dated as of October 2, 2012 (as amended by the Consent and Amendment and Second Consent and Amendment entered into by the Company and the Investors December 31, 2012 and January 30, 2013, respectively, the "Registration Rights Agreement" and together with the Purchase Agreement, Note, Warrant and Facility Agreement, the "Applicable Transaction Documents"), which imposes certain obligations on the Company to register the shares of Common Stock underlying the Notes and Warrants with the Securities and Exchange Commission (the "SEC") for resale by the Investors on or before February 15, 2013, and provides for certain monetary penalties in the event of a Registration Failure (as defined in the Registration Rights Agreement).

D.           On November 5, 2012, the Company filed a registration statement on Form S-1, as amended (the “Registration Statement”), seeking to register the shares of Common Stock underlying the Note and Warrant to comply with its obligations under the Registration Rights Agreement, and the SEC has requested that the Company either withdraw the Registration Statement or reduce the amount of shares being registered to an amount equal to one third of the Company’s public float (the “1/3 Cap”).

E.           The Company intends to pursue an additional round of financing during 2013.

F.           The Company and Investors are willing to amend the Applicable Transaction Documents to, among other things, (i) provide for certain amendments relating to the registration of the shares of common stock underlying the Notes and Warrants of the Company compliant with the 1/3 Cap imposed by the SEC, (ii) include a notice requirement for shareholders selling shares under a registration statement filed by the Company, (iii) permit the Company to satisfy its interest obligations under the Notes through the issuance of shares of restricted Common Stock or certain warrants to purchase shares of Common Stock , (iv) extend the interest payment date of April 1, 2013 with respect to the Notes under the Applicable Transaction Documents to April 2, 2013, (v) extend the Registration Deadline under the Registration Rights Agreement to a day that is one hundred and eighty (180) calendar days following the date on which the Notes and Warrants were issued and (vi) to permit the Company to complete an additional round of financing without further action required by Investors.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Amendments to the Warrant
a. The Company and the Investor hereby agree to amend the second sentence of under Section 1 to read in its entirety as follows:

“This Warrant was issued in conjunction with that certain Securities Purchase Agreement (the “SPA”), the Facility Agreement, as amended from time to time,  (the “Facility Agreement”) and the Registration Rights Agreement, as amended from time to time (“Registration Rights Agreement”) by and between the Company and _________________, each originally dated October 2, 2012, entered into in conjunction herewith.”

b. The Company and the Investor hereby agree to add the following as the last paragraph of  Section 5(c):

“Notwithstanding any provision herein or in the Transaction Documents to the contrary, the issuance of any securities in connection with the proposed financing that the Company intends to complete in 2013, consisting of shares of Common Stock, convertible debt or warrants with a price per share of Common Stock and an exercise and/ or conversion price under such convertible debt and warrants of not less than the conversion price in effect under the terms of the Notes immediately following such transaction, and which will result in gross proceeds of not more than $30 million (excluding any proceeds that may be received upon conversion of any notes or the exercise of any warrants issued in the 2013 Financing), including the issuance of any securities upon conversion or exercise of any securities issued in connection with such financing, shall be disregarded as an issuance of shares of Common Stock for purposes of clause (D) of the definition of  "Major Transaction.”

2. Amendments to the Notes:
a. The Company and the Investor hereby agree to add as the last paragraph of Section 1(ix) the following:

“The Company intends to complete a proposed offering of Company securities in 2013, consisting of shares of Common Stock, convertible debt or warrants with a price per share of Common Stock and an exercise and/ or conversion price under such convertible debt and warrants of not less than the conversion price in effect under the terms of the Notes immediately following such transaction, which will result in gross proceeds of not more than $30 million (excluding any proceeds that may be received upon conversion of any notes or the exercise of any warrants issued in the 2013 Financing).  Notwithstanding any provision herein to the contrary, the issuance of any securities in connection with the 2013 Financing, including the issuance of any securities upon conversion or exercise of any securities issued in connection with the 2013 Financing, shall be disregarded as an issuance of shares of Common Stock for purposes of clause (D) of the definition of  "Major Transaction.”

b.  The Company and the Investor hereby agree to amend Section 1(xii) in its entirety as follows:

 (xii)           “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 2, 2012, as amended from time to time, by and among the Company and the investors party to the Securities Purchase Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Tengion, Inc.

By:	_________________________________

A. Brian Davis

Chief Financial Officer and VP Finance

Investor

By:           _________________________________
Name:
Title: